UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. _____)

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First Farmers and Merchants Corporation
(Name of Registrant as Specified In Its Charter)

N/A
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FIRST FARMERS AND MERCHANTS CORPORATION

COLUMBIA, TENNESSEE

                                                                                 March 26, 2007

Dear Shareholder:

            The 2007 annual report for First Farmers and Merchants Corporation and its subsidiary, First Farmers and Merchants Bank, are enclosed.  Because this information will be discussed during the business session of our annual meeting on Tuesday afternoon, April 17, we urge you to bring the annual report with you.

            The official notice of the meeting of shareholders, proxy, and proxy statement are enclosed.  PLEASE COMPLETE AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE.  If you attend the meeting, you will have the opportunity to withdraw your proxy and vote in person.  Shareholders may designate a person or persons other than those named in the enclosed proxy to vote their shares at the annual meeting or any adjournment thereof.

            Please note that the annual meeting will be held in the Cherry Theater, in the Waymon L. Hickman Building at Columbia State Community College, Columbia, Tennessee on the 17th day of April, 2007 at 4:00 p.m. Central Daylight Savings Time.  A reception/buffet will follow at approximately 5:00 p.m.  Please indicate on your proxy if you will be attending the meeting and reception/buffet.

Sincerely yours,

/s/ T. Randy Stevens

T. Randy Stevens

Chairman of the Board and

Chief Executive Officer

FIRST FARMERS AND MERCHANTS CORPORATION

816 South Garden Street, P. O. Box 1148, Columbia, Tennessee 38402-1148

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on the 17th day of April, 2007

To the Shareholders of First Farmers and Merchants Corporation:

            NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of First Farmers and Merchants Corporation (the "Corporation") will be held at the Cherry Theater, in the Waymon L. Hickman Building, Columbia State Community College, Columbia, Tennessee on the 17th day of April, 2007 at 4:00 p.m., Central Daylight Standard Time, for the following purposes:

1.      Election of Directors:  Election of the following 16 nominees as directors of the Corporation:

2.      Transacting such other business as may properly be brought before the meeting or any adjournment thereof.

         Shareholders of record at the close of business on March 1, 2007 are entitled to notice of and to vote at the meeting.

         To assure that your shares are represented at the meeting, please mark, date, sign and promptly return the enclosed proxy card.  The proxy is revocable and will not affect your right to vote in person in the event you are able to attend the meeting.

By order of the Board of Directors,

/s/ Martha M. McKennon

Martha M. McKennon

Secretary

March 26, 2007

FIRST FARMERS AND MERCHANTS CORPORATION

816 South Garden Street, P. O. Box 1148

Columbia, Tennessee  38402-1148

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on the 17th day of April, 2007

            The accompanying proxy is solicited by and on behalf of the Board of Directors of First Farmers and Merchants Corporation (the "Corporation") for use at the Twenty-fifth Annual Meeting of Shareholders to be held on the 17th day of April, 2007, and any adjournment thereof (the "Annual Meeting").  The time and place of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Shareholders.  All expenses of preparing, printing, and mailing the proxy and all materials used in the solicitation thereof will be borne by the Corporation.  In addition to the use of the mail, proxies may be solicited in person, by telephone, or by directors, officers, and other personnel of the Corporation or its subsidiary, First Farmers and Merchants Bank (the "Bank"), none of whom will receive additional compensation for such services.  The Corporation will also request custodians and nominees to forward soliciting materials to the beneficial owners of common stock of the Corporation ("Common Stock") held of record by them and will pay reasonable expenses of such persons for forwarding such material.  The date on which this Proxy Statement and the accompanying proxy card are first being mailed to shareholders of the Corporation is the 26th day of March, 2007.

PURPOSES OF THE MEETING

            The Annual Meeting will be held for the purposes of (i) electing directors and (ii) transacting whatever other business may properly be brought before the meeting or any adjournment thereof.

QUORUM AND VOTING

            At the close of business on March 1, 2007, the Corporation had issued and outstanding 5,760,000 shares of Common Stock.  Only holders of record of Common Stock at the close of business on March 1, 2007 are entitled to notice of and to vote on matters that properly come before the Annual Meeting or any adjournment thereof.

            The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting or any adjournment thereof.  A shareholder is entitled to one vote in person or by proxy at the Annual Meeting for each share of Common Stock held of record in his or her name.

If a quorum is not present at the time of the Annual Meeting, the shareholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the Annual Meeting until a quorum shall be present or represented by proxy.  The Annual Meeting may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of the votes present and entitled to be cast at the Annual Meeting, by the officer of the Corporation presiding over the Annual Meeting, or by the Board of Directors.

Directors shall be elected by a plurality of votes of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, if a quorum is present.  Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Annual Meeting but will not have the effect of voting in opposition to a director.

All matters other than the election of directors that are properly brought before the Annual Meeting shall be determined based upon the vote of the majority of shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, if a quorum is present.  Abstentions will have the effect of a vote against such proposals.  If a broker or nominee does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, those shares may not be voted on that matter and will have the effect of a vote against such proposals.

            In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his or her specifications.  If no specification is made, the proxies will be voted FOR the election of all nominees as directors of the Corporation.  As to any other matters of business that may be properly brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same.  Any shareholder has the power to revoke his or her proxy at any time, prior to the vote being taken at the Annual Meeting, by written notice or subsequently dated proxy received by the Corporation, or by revocation by the shareholder in person at the Annual Meeting or any adjournment thereof.

ELECTION OF DIRECTORS

            At the Annual Meeting, 16 nominees will be proposed for election as directors to serve until the next annual meeting of shareholders or until their successors are qualified and elected.  The Corporation's Amended and Restated By-laws (the "Bylaws") provide in Article III, Section 2 that there shall be at least five and not more than 20 Directors.  The Board of Directors believes it is in the best interest of the Corporation that there be 16 directors of the Corporation at this time.  Proxies cannot be voted for a greater number than 16 nominees.

Directors are elected by a plurality of the votes cast by the shares of Common Stock entitled to vote at the Annual Meeting, if a quorum is present. The Corporation's charter does not provide for cumulative voting and, accordingly, shareholders do not have cumulative voting rights with respect to the election of directors.  Consequently, each shareholder may cast one vote per share of Common Stock held of record for each nominee.  Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees designated by the Board of Directors listed on the "Nominee Information Table."  Should any nominee become unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by the current Board of Directors.

            The Board of Directors proposes the election of the nominees listed below to serve until the next annual meeting of shareholders or until their successors are duly qualified and elected.  Fourteen of the nominees are presently serving as Directors.  The two new proposed Directors are M. Darlene Baxter and W. Lacy Upchurch.

            Ms. Baxter is a native of Maury County, Tennessee and is an associate administrator of Maury Regional Hospital.  She has served more than 20 years in the Maury Regional Health Care system. She was recently appointed head of the newly-created Maury Regional Hospital Foundation. She was instrumental in Maury Regional Hospital being the first employer in the county to provide childcare services and worked on the development of the hospital into a healthcare system. She is involved in the operations of the Lewis Ambulatory Care Center, Wayne Medical Center and Marshall Medical Center. She represented Maury Regional Hospital during General Motors' transition to Spring Hill, at which time the hospital developed an agreement to provide on-site healthcare services to GM employees. Last year, she led the development of a pilot night and weekend RN program with Columbia State.

Ms. Baxter is very active in the community. She is a member of the Maury Alliance Board of Directors, American Red Cross Board, Columbia State Community College Foundation Board, Girl Scouts Leadership Board and the Kiwanis Club.  In 2006, she served on the Bank's Maury County Advisory Board of Directors. She is also a member of Riverside United Methodist Church.

            W. Lacy Upchurch is the seventh president of the Tennessee Farm Bureau Federation, the nation's largest state Farm Bureau, and a full-time farmer. In addition to being one of Cumberland County's major beef producers, Upchurch has served as Chairman of the Tennessee Pork Producers and on the Board of the Tennessee Cattlemen's Association, the Governor's Economic Development Board, various committees for the University of Tennessee and numerous Farm Bureau committees at the state level. In 2006, he served on the Bank's Maury County Advisory Board.  A Fentress County native, Mr. Upchurch received his undergraduate and master's degrees from the University of Tennessee. Upchurch and his wife Kay have three children.

            The Board of Directors proposes the election of the nominees listed below to serve until the next Annual Meeting of Shareholders or until their successors are duly qualified and elected.  All of the nominees are presently serving as Directors.  The following information is furnished with respect to the director nominees:

DIRECTOR NOMINEE INFORMATION TABLE

Name	Age	Position and Office Held with Corporation	Position and Office Held with Bank	Director of Corporation Since	Business Experience During Last Five Years

Kenneth A. Abercrombie	64	Director	Director	1988	Retired President,
					Loretto Casket Co., Inc.
James L. Bailey, Jr.	64	Director	Director	1982	Maury County Mayor
					Pharmacist (Self-employed)
M. Darlene Baxter	60				Maury Regional Hospital
(Nominated as new director)					Associate Administrator
Hulet M. Chaney	62	Director	Director	1997	CEO Emeritus, Tennessee Farmers
					Insurance Companies
H. Terry Cook, Jr.	66	Director	Director	1982	President, Cook Properties, Inc.
Thomas Napier Gordon	55	Director	Director	1986	Managing Partner, Gordon
					Brothers Properties
Dr. O. Rebecca Hawkins	66	Director	Director	1999	President, Columbia State
					Community College
Dr. Joseph W. Remke, III	56	Director	Director	1999	Optometrist (Self-employed)
T. Randy Stevens	55	Director, Chairman	Director, Chairman	1991	Chairman and CEO of the
		and CEO	and CEO		Corporation and Bank
John P. Tomlinson III	56	Director	Chief Administrative	2000	President of Bank from April 2003
			Officer		to January 2007. Sr. Exec. Vice
					President of Corporation since 1999
W. Lacy Upchurch	60				Tennessee Farm Bureau President,
(Nominated as new director)					Farmer
William R. Walter	65	Director	Director	2002	Administrator and CEO
					Maury Regional Hospital
Dan C. Wheeler	64	Director	Director	1993	Director, Center for
					Profitable Agriculture
Dr. David S. Williams	60	Director	Director	2001	Orthodontist (Self-employed)
W. Donald Wright	67	Director	Director	1992	Pharmacist (Self-employed)

James E. York	67	Director	Director	2005	Associate Broker and Principal
					The Stanfield York Company

Security Ownership of Certain Beneficial Owners

            The table below sets forth certain information, as of March 1, 2007, with respect to the beneficial ownership of Common Stock by each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock:

Name And Address Of Beneficial Owner	Amount And Nature Of Beneficial Ownership	Percent Of Class
First Farmers and Merchants Bank 816 South Garden Street Columbia, Tennessee 38402	801,502(1)	13.915%

(1)  These shares of Common Stock are held in a fiduciary capacity by the Bank's Trust Department as trustee, agent or otherwise. The Bank's Trust Department has the right to vote 82% of these shares and 18% are voted by the beneficial holders. The shares voted by the Bank will be voted in a manner consistent with the best interests of the beneficiaries as determined by the Bank in its fiduciary capacity.

Security Ownership of Management

            The following table presents the beneficial security ownership of management, showing the ownership of directors, nominees for director, Named Executive Officers (as identified in the section below entitled "EXECUTIVE COMPENSATION - Summary Compensation Table) and directors and executive officers as a group:

Name Of Beneficial Owner	Amount And Nature Of Beneficial Ownership(1)	Percent Of Class
Thomas Napier Gordon, Director	136,648(2)	2.372%
James E. York, Director	79,498(3)	1.380%
T. Randy Stevens, Chairman and Chief Executive Officer	72,000(4)	1.250%
H. Terry Cook, Jr., Director	49,962(5)	*
James L. Bailey, Jr., Director	17,088	*
Dan C. Wheeler, Director	15,668(6)	*
Hulet M. Chaney, Director	14,336(7)	*
John P. Tomlinson III, Director	12,810(8)	*
N. Houston Parks, Treasurer	10,000	*
Timothy E. Pettus, President	8,590	*
Dr. Joseph W. Remke, III, Director	7,060	*
Dr. David S. Williams, Director	7,000	*
William R. Walter, Director	5,428	*
Kenneth A. Abercrombie, Director	4,800	*
Martha M. McKennon, Secretary	4,415	*
W. Donald Wright, Director	2,632	*
M. Darlene Baxter, New Director Nominee	1,440	*
Dr. O. Rebecca Hawkins, Director	1,300	*
Patricia P. Moody, Assistant Treasurer	417	*
W. Lacy Upchurch	400(9)	*
Directors and Executive Officers as a Group (20 persons)	438,682	7.616%

(1)  Unless otherwise indicated, all shares are owned of record.

(2)  Includes 18,120 shares held by Thomas Napier Gordon, Jr., Mr. Gordon's minor son, 18,120 shares held by Edward Bradshaw Gordon, Mr. Gordon's minor son, and 800 shares held by Teri Hasenour Gordon, Mr. Gordon's wife.

(3)  Includes 14,490 shares held by James E. York 2002 GST-Exempt Trust, 100 shares held by Harriet Cox York, Mr. York's wife and 14,290 shares held by Margaret York Puckett 2002 GST-Exempt Trust, Mr. York's trustee.

(4)  Includes 36,000 shares held by Leesa M. Stevens Family Partnership, L.P., and 35,800 shares held by Thomas Randall Stevens Family Partnership, L.P.

(5)  Includes 16,308 shares held by Griffitha G. Cook, Mr. Cook's wife, and 4,600 shares held by Cook Properties, Inc.

(6)  Includes 3,400 shares held by Mary Carol Wheeler, Mr. Wheeler's wife.

(7)  Includes 8,460 shares held jointly by Hulet M. Chaney and Joyce A. Chaney, Mr. Chaney's wife, and 200 shares held by Joyce A. Chaney.

(8)  Includes 100 shares held by Teresa J. Beck, Mr. Tomlinson's wife.

(9)  Includes 400 shares held jointly by W. Lacy Upchurch and Kay Upchurch, Mr. Upchurch's wife.

Executive Officers

            The biographical information of the officers of the Corporation, as of March 1, 2007 is presented in the following paragraphs.  None of these executive officers has a family relationship with any officer or employee of the Corporation and the Bank.  Mr. Stevens currently serves on the Board of Directors of the Corporation and the Bank.

T. Randy Stevens, age 55, is Chairman of the Board, the Chief Executive Officer and a director of the Corporation and the Bank.  He was employed by the Bank in 1973 and promoted to Commercial Bank Officer in 1974.  He was appointed Assistant Vice President in 1976 and promoted to Vice President in 1979.  Mr. Stevens was appointed Vice President and Trust Officer of the Bank in 1982 and promoted to First Vice President in 1984.  He was promoted to Executive Vice President and Chief Administrative Officer of the Bank in 1990.  Mr. Stevens was elected as a director of the Bank and the Corporation in 1991 and appointed Vice President of the Corporation in 1991.  He was appointed President and Chief Operating Officer of the Bank effective December 31, 1995 and President and Chief Operating Officer of the Corporation in April 1996.  He was appointed Chief Executive Officer of the Bank and the Corporation on June 30, 2002.  He was elected and appointed Chairman of the Board of Directors of the Corporation and the Bank on April 19, 2005.

Timothy E. Pettus, age 55, is President of the Corporation and Bank.  Mr. Pettus has been an officer of the Bank since July 2002, most recently serving as the Vice Chairman of the bank from April 2005 until his appointment as President of the Corporation and the Bank on January 30, 2007.  Mr. Pettus served as Regional President, Southern Region of the Bank from July 2002 until becoming Vice Chairman of the Bank.  From 1998 until July 2002, he was a senior banking executive with Bank of America in Lawrence County, Tennessee.

            John P. Tomlinson, III, age 56, is Chief Administrative Officer of the Bank, and a director of the Corporation and the Bank.  He was employed by the Bank in 1973 and promoted to Commercial Bank Officer in 1974.  He was appointed Assistant Vice President of the Bank in 1976 and promoted to Vice President in 1979.  Mr. Tomlinson was appointed Manager of Mortgage Lending in 1986 and promoted to Senior Vice President in 1990.  He was appointed Executive Vice President of the Bank in 1995 and elected Secretary of the Corporation in April 1996.  He was appointed Vice President of the Corporation on December 17, 1996 and Senior Executive Vice President of the Bank in 1998.  Mr. Tomlinson was appointed Senior Executive Vice President of the Corporation in 1999 and elected director of the Corporation and the Bank in 2000.  He was appointed Chief Operating Officer on June 30, 2002 and Regional President of the Bank in 2003.  He was elected and appointed President of the Corporation and the Bank on April 19, 2005.

            Martha M. McKennon, age 62, is Secretary of the Corporation and Secretary, Vice President and Executive Assistant of the Bank.  She was employed by the Bank in 1974 and promoted to Customer Service Representative in 1980.  She was appointed Executive Assistant of the Bank in 1984 and Assistant Vice President, Executive Assistant in 1991.  Ms. McKennon was elected Assistant Secretary of the Corporation on December 17, 1996 and appointed Vice President/ Executive Assistant of the Bank in 1997.  She was appointed Secretary of the Corporation in 1999 and Secretary to the Board of Directors of the Corporation and the Bank in 2000.

N. Houston Parks, age 57, is Vice Chairman and Chief Operating Officer of the Bank and Treasurer of the Corporation.  He was employed by the Bank in 1997 as Senior Vice President and Senior Trust Officer.  He was appointed Executive Vice President and Senior Trust Officer in 2002.  He was promoted to Vice Chairman and Chief Operating Officer of the Bank in 2005.  He was elected and appointed Treasurer of the Corporation on April 19, 2005.

Patricia P. Moody, age 44, is Assistant Treasurer of the Corporation and Chief Financial Officer of the Bank.  She was employed by the Bank in 1998 and was promoted to Trust Officer in 2000.  She was promoted to Assistant Vice President and Trust Officer in 2003.  She was appointed Chief Financial Officer in 2005.  She was elected and appointed Assistant Treasurer of the Corporation on April 19, 2005.

COMMITTEES OF THE BOARD

            There are no standing committees of the Board of Directors of the Corporation because the principal business of the consolidated company is conducted by the Bank rather than the holding company.  The Board of Directors of the Corporation met seven times during 2006.  The Corporation does not have a standing nominating committee.  The entire Board of Directors fulfills the role of a nominating committee.  Because of the Corporation's size and the nature of its business, the consistently high rate of participation in meetings by each director, the fact that over half of the Corporation's directors are independent (as defined by the New York Stock Exchange listing requirements) and are individuals who come from diverse backgrounds, and the infrequent historical turnover in the membership of the Board of Directors, the Board of Directors does not believe a separate, independent nominating committee is necessary.

Any shareholder, by written notice submitted to the Secretary of the Corporation, can nominate candidates for election to the Board of Directors.  The written notice should be provided in accordance with the process contained in the Corporation's Bylaws as more fully described in the "Items of Business for 2008 Annual Meeting of Shareholders" section of this Proxy Statement.  The entire Board of Directors serving as a nominating committee currently does not have a charter, nor are all of the directors independent, as defined by the New York Stock Exchange listing requirements.  Mr. T. Randy Stevens serves as Chairman of the Board and Mr. John P. Tomlinson serves as a Director of the Board.  They are employees of the Bank.

Although the Board of Directors has not established formal minimum qualifications for its members, the Board considers only potential nominees who have several years of relevant business experience. Non-management director nominee generally need to be independent, as defined by the New York Stock Exchange listing requirements. Any nominee must be willing to serve for the nominal director's compensation paid by the Corporation. In addition, the Board of Directors evaluates nominees with the goal of maintaining a diversity of background and experience that complements the other directors. Candidates nominated by shareholders are evaluated in the same manner as the candidates nominated by the Board of Directors.  The Board has determined that fourteen of its sixteen directors are independent as contemplated under the Rules of the New York Stock Exchange Company Manual.  The two individuals who are no independent, Messrs. Stevens and Tomlinson, are both executive officers of First Farmers and Merchants Corporation.

            The remaining information in this section pertains to committees of the Bank's Board of Directors, which has designated six standing committees.  They are as follows:

Audit/Compliance/CRA Committee (six members)

Compensation Committee (six members)

Deferred Profit Sharing Benefit Committee (two members)

Executive Committee (four members)

Trust Committee (five members)

Oversight Committee (five members)

Audit/Compliance/CRA Committee

            Functions:  The Bank has a separately designated standing Audit/Compliance/CRA Committee.  This committee provides assistance to the Bank's Board of Directors in fulfilling its responsibilities related to internal control monitoring, accounting procedures, reporting practices, regulatory compliance and quality and integrity of the financial reports of the Bank.  This committee adopted a charter to guide its activities in 2002.  This Committee is composed solely of directors who are independent of the management of the Bank, based on the New York Stock Exchange corporate governance requirements, and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

Number of 2006 meetings:  11

            Membership:  The membership of this committee is made up of six directors who are not officers of the Corporation or the Bank.  They are Dan C. Wheeler, Chairman, James L. Bailey, Jr., Hulet M. Chaney, Dr. O. Rebecca Hawkins, Dr. David S. Williams and W. Donald Wright.  Mr. Hulet M. Chaney is an audit committee financial expert as defined in the rules and regulations of the Securities and Exchange Commission (the "SEC").

Compensation Committee

            Functions:  The Compensation Committee's primary duties and responsibilities are establishing and monitoring compensation and benefit plan policies of the Corporation and Bank and making recommendations regarding compensation and benefits for the Officers of Bank.  The Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and has the authority to/ retain such outside counsel, experts, and other advisors, as it deem appropriate, to assist it in the conduct of any such investigation.  This committee recommends to the Bank's Board of Directors fees for board meetings and fees for committee meetings of directors.  The Committee reviews, evaluates and recommends to the Board of Directors of the Bank the officers' compensation program and deferred profit-sharing contributions for all eligible employees.

            Number of 2006 meetings:  6

            Membership:  The membership of this committee is made up of one director who is an officer of the Corporation and of the Bank and six directors who are not officers of the Corporation or the Bank.  They are H. Terry Cook, Jr., Chairman, Kenneth A. Abercrombie, Hulet M. Chaney, T. Randy Stevens, William R. Walter, Dan C. Wheeler, and W. Donald Wright.

Deferred Profit-Sharing Benefit Committee

            Functions: This committee determines the eligibility of employees to participate in the Bank's Profit-Sharing Plan.  It supervises records pertaining to the continuity of service of participants and acts on applications for retirement benefits, applications for leaves of absence, and requests for distribution of participants' accounts.  This committee is also responsible for preparing annual reports and financial statements, disclosing benefits to participants, and reporting to the Internal Revenue Service ("IRS") and the Department of Labor with respect to the Bank's Profit-Sharing Plan.  As of Feburary, 2006, the Board of Directors of the Bank approved the dissolution of this committee.

            Number of 2006 meetings: 1

            Membership: The membership of this Committee is made up of one director who is an officer of the Corporation and the Bank, two directors who are not officers of the Corporation or the Bank, one advisory director who is not a director of the Corporation or the Bank, and one employee who is not a director of the Corporation or the Bank. They are John P. Tomlinson, III, Chairman, Tom Napier Gordon, Dr. David S. Williams, Tom Lucas (advisory), and Amy B. Vaught (employee).

Executive Committee

            Functions:  This committee reviews and recommends to the Bank's Board of Directors for its approval selected actions with regard to the general direction and conduct of the Corporation and the Bank.  This committee acts on loan applications and reviews overdrafts, cash items, loans, lines of credit, and loan reviews in accordance with the Bank's policies that have been approved by the Board of Directors.

            Number of 2006 meetings:  36

            Membership:  The membership of this committee is made up of two directors who are officers of the Corporation and the Bank, and four outside directors, none of whom is an officer of the Corporation or the Bank.  They are Waymon L. Hickman, Honorary Chairman, T. Randy Stevens, Chairman, James L. Bailey, Jr., Hulet M. Chaney, H. Terry Cook, Jr., John P. Tomlinson, III, and W. Donald Wright.

Trust Committee

            Functions: This committee supervises the operations of the Trust and Financial Management Department of the Bank to ensure proper exercise of the fiduciary powers of the Bank.

            Number of 2006 meetings: 12

            Membership: The membership of this Committee is made up of one officer of the Corporation and the Bank, one director who is an officer of the Corporation and the Bank, and five directors who are not officers of the Corporation or the Bank. They are N. Houston Parks, Chairman, Hulet M. Chaney, H. Terry Cook, Jr., Tom Napier Gordon, T. Randy Stevens, William R. Walter and James E. York.

Oversight Committee

            Functions:  The Bank Board of Directors approved the formation of this new committee as of August, 2005. This committee ensures prompt action by the Bank in response to recommendations from bank regulatory agencies. The committee reviews the results of examinations performed by the Bank's regulatory agencies. It also reviews management's response to reports of examination and periodically monitors the action taken by management in response to examination findings.

            Number of 2006 meetings: 3

            Membership: The membership of this Committee is made up five directors who are not officers of the Corporation or the Bank. They are H. Terry Cook, Jr., Chairman, Dan C. Wheeler, Vice Chairman, Kenneth A. Abercrombie, Hulet M. Chaney, and Dr. O. Rebecca Hawkins.

Director Attendance

During 2006, each member of the Board of Directors of the Bank and the Corporation attended at least 75% of the aggregate meetings of the Boards and committees of which they were members.

            The Corporation does not have a policy regarding director attendance at annual meetings.  Because of the willingness of each director to be present at all annual meetings and the historical attendance of each director, a formal attendance policy has not been deemed necessary.  All directors attended the 2006 annual meeting of shareholders.

SHAREHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

            The Board of Directors has adopted a process to facilitate written communications by shareholders or other interested parties to the Board of Directors.  Persons wishing to write to the Board of Directors of the Corporation or a specified director or committee of the Board of Directors should send correspondence to the Secretary of the Corporation at First Farmers and Merchants Corporation, P.O. Box 1148, Columbia, Tennessee, 38402-1148.

All communications properly received from shareholders or other interested parties will be forwarded to the members of the Board of Directors, or to a specific director or committee if so designated by such person. Any shareholder who wishes to communicate with a specific Board member or committee should send instructions asking that the material be forwarded to the director or to the committee chairman. Solicitations, junk mail and obviously frivolous appropriate or inappropriate communications will not be forwarded, but will be made available to any director who wishes to review them.

Compensation Discussion and Analysis

The Corporation designs and implements its compensation programs to attract, retain and motivate the officers, employees and directors by offering attractive and competitive compensation elements and amounts.  These goals are balanced against the need to control expenses for the benefit of the shareholder.   Compensation programs are provided and are aimed at rewarding production and at fostering loyalty to the Corporation.  To be competitive, the Corporation seeks to provide salaries, benefits and long-term incentives comparable to the median of those provided by other banking companies of the general size and success in the Bank's peer group.  The Corporation strives to be competitive using peer benchmark analysis of current market incentive levels.  The Corporation believes, that, in large part because of the compensation system, it has been able to assemble a team of effective and productive officers and employees.  The Corporation uses its compensation programs to retain its employee and attract additional talent when needed.

General Compensation Philosophy

            Decisions with respect to the compensation of the Bank's and Corporation's executive officers, including the named executive officers, are made by the seven-member Compensation Committee of the Bank's Board of Directors.  The Compensation Committee believes that the actions of each executive officer have the potential to impact the short-term and long-term profitability of the Corporation and the Bank.  Consequently, the Compensation Committee places considerable importance on its task of designing and administering an executive compensation program.

            The Bank has an executive compensation program that considers factors such as Corporation shareholder value and the overall performance of the Corporation and the Bank.  The main components of the executive compensation program are base salary, bonus and participation in a split-dollar life insurance plan.

COMPENSATION OF DIRECTORS AND OFFICERS

            During 2006, each director of the Corporation received an annual retainer of $3,000 and was paid a fee of $600 for each Board meeting attended, for up to four meetings.  Each active Bank director received $600 for each Bank Board of Directors meeting attended, each honorary Bank director received $400 for each Bank Board of Directors meeting attended, and each Bank advisory director received $300 for each Bank Board of Directors meeting attended.  Each member of the Bank's Executive Committee received $300 for each meeting attended.  Each active, honorary and advisory Bank director (excluding salaried officers) received $250 for attendance at any scheduled or formally called committee meeting of any standing or specially appointed committee.  Active Corporation and Bank directors may defer fees payable to them under the Corporation's and Bank's Directors Deferred Compensation Plans.  During 2006, the Corporation and the Bank together paid total cash directors' fees of $183,200, and directors' fees in the amount of $303,968 were deferred.

The following table summarizes the compensation of the directors for the Bank and Corporation during the year ended December 31, 2006.

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value & Nonqualified Deferred Compensation Earnings *	All Other Compensa- tion	Total
Kenneth Abercrombie	$14,700	-	-	-	$21,362	-	$36,062
James L. Bailey	25,500	-	-	-	29,183	-	54,683
Hulet M. Chaney	30,000	-	-	-	19,169	-	49,169
H.Terry Cook	27,900	-	-	-	39,329	-	67,229
O. Rebecca Hawkins	14,700	-	-	-	10,818	-	25,518
Tom Napier Gordon	16,200	-	-	-	-	-	16,200
Joseph W. Remke	12,600	-	-	-	8,866	-	21,466
T. Randy Stevens	23,100	-	-	-	24,819	-	47,919
John P. Tomlinson	22,800	-	-	-	8,336	-	31,136
William R. Walter	16,500	-	-	-	6,041	-	22,541
Dan C. Wheeler	18,000	-	-	-	23,190	-	41,190
David S. Williams	15,300	-	-	-	6,897	-	22,197
W.Donald Wright	23,100	-	-	-	20,230	-	43,330
James E.York	16,200	-	-	-	1,591	-	17,791

* This column represents interest earned on deferred compensation accounts.

Employee Benefits

            The Bank provides the following benefits for all employees of the Bank, including the Named Executive Officers:

  The Bank offers health insurance, life insurance and disability insurance at a minimal cost to full- time employees and makes available health insurance for each employee's family, which is to be paid by the employee.  Each employee receives personal copies of these insurance plans detailing the coverage provided.  Any eligible employee who becomes disabled can continue coverage under the Bank's health insurance and life insurance plans.  The disabled employee must pay the same premiums as employees who have the same coverage and who are actively at work.  This coverage will continue to be provided by the Bank for the entire period of time that the employee is eligible for and receiving compensation under the Bank's group long term disability insurance policy.
  The Bank provides dental insurance coverage for all eligible employees and makes dental insurance available for eligible dependents at the employee's expense.
  The Bank pays for one physical examination each year for all officers of the Bank.  The Bank pays for flu immunizations annually for all officers and employees.  Payment is made upon the presentation of an itemized statement from the physician providing the services.
  The Bank provides long-term disability insurance to eligible employees at no cost to the employee.
  The Bank offers a Section 125 "Cafeteria" Plan that gives employees the opportunity to pay for certain benefits on a pre-tax basis rather than on an after-tax basis.  Expenses that are eligible for the Section 125 Plan include certain insurance premiums, certain out-of-pocket medical expenses, and dependent care expenses.  Money spent for these items included in the Section 125 Plan is not subject to Social Security or federal income taxes.

Compensation Objectives

            The Compensation Committee's executive compensation program is designed to provide competitive levels of compensation that are integrated with the Corporation's and the Bank's annual and long-term goals.  Executive compensation is reviewed by the Compensation Committee relative to peer group executive compensation, which is based on national and state survey information.  The peer group used from the national and state surveys utilized institutions in a similar asset-size range.  The national survey also includes data for institutions in adjoining states.

            The Compensation Committee recommended and received approval of cash compensation for executive officers, including the Named Executive Officers.  The compensation is consistent with the Committee's executive compensation program. The Corporation and the Bank currently do not have an equity incentive compensation program.    The Compensation Committee believes that an equity incentive program is not in the Corporation's best interest.

Base Salary

            Base salary represents a fixed labor cost and is designed so that senior management receives acceptable salaries, helping the Bank keep the talent needed to meet the challenges in the financial service industry.  Many factors are included in determining base salaries, such as job responsibilities, the scope of the position, the length of service with the Bank, individual performance, and compensation for similar positions in the peer group.  All base salaries are reviewed annually.

Bonus Plan

            The second component in the executive compensation program is a bonus plan.  Bonuses are based on a point system, ranging from zero to one hundred.  This system determines the bonuses for all executive officers as a percentage of their salary and is based on the following categories:

•        Individual evaluation

•        Annual net charge offs

•        Return on assets

•        Delinquencies and non-accruals

•        Classified assets to tier 1 capital and loan reserve

•        Net loan growth

•        Net income

            During 2006, bonuses of 13.8% were paid to seven senior officers, out of a possible 25%.  Bonuses of 19.3% were paid to the President and the two Vice Chairmen, out of a possible 35%.  A bonus of 27.5% was paid to the Chief Executive Officer, out of a possible 50%.

            None of the Named Executive Officers have employment, severance or change-of-control agreements.  The Named Executive Officers serve at the will of the Board, which enables the Bank to terminate their employment with discretion as to the terms of any severance arrangement.  This is consistent with the Bank's performance-based philosophy.

Named Executive Officer Compensation

            The executive compensation program described above is applied in setting the Named Executive Officer's compensation.   Mr. Stevens participates in the same executive compensation program available to the other named executive officers.  The Compensation Committee reviews the executive compensation program in relationship to the performance of the Corporation's net income and stock value.

            In addition to salaries, bonus opportunities and employee benefits, the Corporation provides to certain executive officers, including four of the Named Executive Officers, certain perquisites so that the Corporation remains competitive in its ability to hire talented employees. These perquisites include the use of a company automobile, certain club memberships and the payment of dues for those clubs. The Corporation currently provides these perquisites to all of the Named Executive Officers except Ms. Moody. The Corporation's policy for providing perquisites is based on the number of years of experience within the banking industry and the executive's position with the Corporation. The Compensation Committee periodically reviews perquisites that are made available to the executive offers, including the Chief Executive Officer, to ensure that they are in line with market practice.

Conclusion

            The Compensation Committee believes that this mix of market-based salaries and bonuses represents a balance that will motivate the management team to continue to produce strong returns.  The Compensation Committee further believes this program strikes an appropriate balance with the interests and needs of the Corporation and the Bank in operating the financial service business.

COMPENSATION COMMITTEE REPORT

            The Compensation Committee of the Board of Directors of the Bank has reviewed and discussed the Compensation Discussion and Analysis required by SEC Regulation S-K, Item 402(b) with management.  Based on our review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2006.

Compensation Committee of the Bank's Board of Directors.

H. Terry Cook, Jr., Chairman

Kenneth A. Abercrombie

Hulet M. Chaney

T. Randy Stevens

William R. Walter

Dan C. Wheeler

W. Donald Wright

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            Messrs. Cook, Abercrombie, Chaney, Stevens, Walter, Wheeler, and Wright served as members of the Bank's Compensation Committee throughout 2006.  Mr. Stevens serves as Chairman of the Board of Directors of the Bank and the Corporation and Chief Executive Officer of the Bank and the Corporation. None of the other members of the Compensation Committee, however, have at any time been an officer or employee of the Corporation or the Bank nor have any of the members had any relationship requiring disclosure by the Corporation. During 2006, none of the executive officers of the Bank or the Corporation served as a member of another entity's compensation committee, one of whose executive officers served on the Bank's Compensation Committee or was a director of the Corporation, and none of the executive officers of the Bank or the Corporation served as a director of another entity, one of whose executive officers served on the Bank's Compensation Committee. Members of the Compensation Committee may, from time to time, have banking relationships in the ordinary course of business with the Bank, as described in the section entitled "RELATED PERSON TRANSACTIONS."

RELATED PERSON TRANSACTIONS

            During 2006, the Bank engaged in customary banking transactions and had outstanding loans to certain of the Corporation's and Bank's directors, including Messrs. Abercrombie, Cook, Wheeler and Wright, and members of the immediate families of such directors and executive officers.  Messrs. Abercrombie, Cook, Wheeler, and Wright, their affiliates, families, and companies in which they hold ten percent or more ownership, had outstanding loan balances of $747,817 at December 31, 2006.  These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other borrowers.  In the opinion of management, these loans do not involve more than the normal risk of collectibility or present other unfavorable features.  Management is responsible for reviewing and approving any transaction between the Bank and any director or officer of the Bank or members of their immediate family or entities with which they are affiliated.  In addition, on an annual basis, each director and executive officer is obligated to complete a "Director and Officer Questionnaire" which requires the director or executive to disclose any related party transactions or business relationships involving the Corporation or its subsidiaries which are required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

SUMMARY COMPENSATION TABLE

            The following table sets forth the aggregate remuneration accrued or paid by the Corporation or the Bank during the fiscal years ended December 31, 2006, 2005, and 2004, to the Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers (the "Named Executive Officers").

Name and Principal Position	Year	Salary	Bonus	All Other Comp (2)	Total

T. Randy Stevens - Principal Executive Officer	2006	$ 228,662	$ 62,882	$ 38,600	$ 330,144
	2005	219,867	69,639	36,000	325,506
	2004	211,411	66,499	34,962	312,872
Patricia P. Moody - Principal Financial Officer	2006	75,000	10,312	11,250	96,562
	2005	53,080	8,227	7,962	69,269
	* 2004	-	-	-	-
Timothy E. Pettus - President	2006	147,000	28,298	22,598	197,896
	2005	136,000	29,512	21,147	186,659
	2004	126,690	27,492	19,511	173,693
John P. Tomlinson - Chief Administrative Officer	2006	160,000	30,800	27,881	218,681
	2005	149,111	32,357	25,539	207,007
	2004	143,376	31,113	35,484	209,973
N. Houston Parks - Chief Operation Officer	2006	147,000	28,298	25,048	200,346
	2005	136,000	29,512	23,980	189,492
	2004	126,690	19,637	19,691	166,018

* Ms. Moody was not Principal Financial Officer in 2004, therefore was not considered a "Named Executive Officer."

(1)   In accordance with Securities and Exchange Commission transition rules, this table reflects compensation to the Named Executive Officers only for the most recently completed fiscal year. Information for years prior to the most recently completed fiscal year presented under previous SEC rules is available in our previous filings, which can be obtained from the SEC's website at www.sec.gov.

(2)   All other compensation includes use of an automobile and the Bank's Deferred Profit Sharing Plan, which has been approved by the IRS for deferral of income tax.  The Plan includes all eligible employees. All employees who are at least 20 years old and who complete one year of service with the Bank are eligible to participate. Participants are 25% vested after two years of service and 15% each year thereafter until they are 100% vested at the end of seven years of participation in the Plan. The Bank's contribution to the Plan is determined by the annual performance of the Bank and is subject to annual approval by the Board of Directors of the Bank.  The aggregate amount the Bank contributed to the Plan for the 318 participants during year 2006 was $1,668,700.

REPORT OF THE BANK'S AUDIT/COMPLIANCE/CRA COMMITTEE

            The Audit/Compliance/CRA Committee's (the "Audit Committee") primary responsibilities fall into three broad categories:

*        Monitoring the preparation of quarterly and annual financial reports prepared by the management of the Corporation and the Bank, which includes discussing with management and the Corporation's independent auditors draft financial statements and accounting and reporting matters.

*        Responsibility for matters concerning the relationship between the Corporation and the Bank and the Corporation's independent auditors.  This relationship includes: recommending the appointment or removal of the Corporation's independent auditors; reviewing the scope of their audit services and related fees, as well as any other services being provided; and determining whether the Corporation's auditors are independent.

*        Overseeing management's implementation of effective systems of internal controls, including the review of the activities and recommendations of the Bank's internal auditing program.

            The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the committee's charter.  To carry out its responsibilities, the Audit Committee met 11 times during the 2006 fiscal year.

            In overseeing the preparation of the Corporation's and the Bank's financial statements, the Audit Committee met with both management and the Corporation's independent auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues.  Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles.  The Audit Committee discussed with the Corporation's independent auditors the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees), as modified or supplemented.  The Audit Committee also received the written disclosures and the letter from the Corporation's independent auditors regarding the independence of such auditors as required by Independence Standards Board Standard No. 1, as modified or supplemented, and discussed with such auditors their independence from the Corporation and its management.

            The Corporation files consolidated financial statements that include the financial condition and results of operation of the Bank for the periods indicated.  Based on its review and discussions with the Bank's management and the Corporation's auditors, the Audit Committee recommended to the Bank's Board of Directors who recommended to the Corporation's Board of Directors approval of the inclusion of the audited consolidated financial statements of the Corporation and its subsidiary, the Bank, in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

During the period covering the fiscal years ended December 31, 2006 and 2005, KraftCPAs PLLC ("KraftCPAs") performed the following professional services that were approved by the Audit Committee:

	2006	2005
Audit Fees	$ 199,950	$ 286,758
Tax Fees	14,141	6,877
All Other Fees	793	1,873
	$ 214,884	$ 295,508

            Before KraftCPAs was engaged by the Bank, an engagement letter was submitted and approved by the Audit Committee.  The aggregate amount of such services does not constitute more than five percent of the total amount of revenues paid by Bank during the years ended December 31, 2006 and 2005.

Submitted by the Audit/Compliance/CRA Committee of the Bank's Board of Directors.

Dan C. Wheeler, Chairman

James L. Bailey, Jr.

Hulet M. Chaney

Dr. O. Rebecca Hawkins

Dr. David S. Williams

W. Donald Wright

INDEPENDENT PUBLIC ACCOUNTANTS

            Upon the recommendation of the Audit Committee of the Bank, the firm of KraftCPAs has been selected by the Board of Directors of the Corporation to serve as independent auditor for the Corporation for 2007.  The Board of Directors of the Bank has also chosen KraftCPAs  as its independent auditor.  A representative of KraftCPAs will be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions from shareholders in attendance.

OTHER MATTERS

            As of the date of this Proxy Statement, the management of the Corporation and the Bank knows of no other business that will be presented at the Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's executive officers, directors and beneficial owners of more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Such executive officers, directors and greater than 10% shareholders are also required to furnish the Corporation with copies of all Section 16(a) reports they file. Based on a review of such reports filed with the Securities and Exchange Commission and on written representations from reporting persons, the Corporation believes that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the Securities and Exchange Commission.

CODE OF ETHICS

            The Board of Directors of the Corporation has not adopted a Code of Ethics, as defined by the rules and regulations of the Securities and Exchange Commission, because the principal business of the consolidated company is conducted by the Bank rather than the holding company.  The Board of Directors of the Bank has adopted a Code of Ethics for all employees of the Bank.  A copy of this code can be obtained by a written request to the Human Resources Director of the Bank at First Farmers and Merchants Bank, P.O. Box 1148, Columbia, Tennessee, 38402-1148.

ITEMS OF BUSINESS FOR 2008 ANNUAL MEETING OF SHAREHOLDERS

The Corporation's By laws provide that nominations of persons for election of directors and proposals of business to be transacted by the shareholders at an annual meeting of shareholders may be made by any shareholder of record who is entitled to vote and who provides proper notice. In order for any such nomination or submission to be proper, the notice must be received by the Corporate Secretary at the principal office of the Corporation not earlier than the date which is 120 calendar days nor later than the date which is 90 calendar days before the first anniversary of the preceding year's annual meeting of shareholders. However, if the date of the applicable year's annual meeting is more than 30 days before or more than 60 days after the first anniversary of the date of the previous year's meeting, then the notice must be received by the Secretary not earlier than the date which is 120 calendar days before the date on which the Corporation first mailed its proxy statement to shareholders in connection with the applicable year's annual meeting and not later than the date of the later to occur of (i) 90 calendar days before the date on which the Corporation first mailed its proxy statement to shareholders in connection with the applicable year's annual meeting of shareholders or (ii) ten calendar days after the Corporation's first public announcement of the date of the applicable year's annual meeting of shareholders. Under the By laws, the public announcement of an adjournment of an annual meeting does not commence a new time period for the giving of a shareholder's notice as described above.

Further, for a shareholder's notice to be proper, it must set forth: (i) the name and address of the shareholder; (ii) the class and number of shares of stock of the Corporation held of record and beneficially owned by such shareholder; (iii) the name(s), including any beneficial owners, and address(es) of such shareholder(s) in which all such shares of stock are registered on the stock transfer books of the Corporation; (iv) a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice; (v) a brief description of the business desired to be submitted to the annual meeting of shareholders, the complete text of any resolutions intended to be presented at the annual meeting and the reasons for conducting such business at the annual meeting of shareholders; (vi) any personal or other material interest of the shareholder in the business to be submitted; (vii) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (viii) all other information relating to the nomination or proposed business which may be required to be disclosed under applicable law. In addition, a shareholder seeking to submit such nominations or business at the meeting shall promptly provide any other information reasonably requested by the Corporation.

Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice required by the By-laws shall be delivered to the Secretary at the principal office of the Corporation not earlier than the date which is 120 calendar days before the date of such special meeting and not later than the date of the later to occur of (i) 90 calendar days before the date of such special meeting of shareholders or (ii) ten calendar days after the Corporation's first public announcement of the date of the special meeting of shareholders.

Shareholders who wish to nominate a candidate for election to our Board of Directors (other than the candidates proposed by our Board of Directors) or propose any other business at the 2008 annual meeting of shareholders must deliver written notice to our Corporate Secretary at the address below not earlier than December 18, 2007 or later than January 16, 2008. Any nomination for director or other proposal by a shareholder that is not timely submitted and does not comply with these notice requirements will be disregarded, and upon the instructions of the presiding officer of the annual meeting all votes cast for each such nominee and such proposal will be disregarded. Such nominations shall be sent to the following address:

First Farmers and Merchants Corporation

Attention: Corporate Secretary

P.O. Box 1148

Columbia, Tennessee 38402-1148

SHAREHOLDER COMMENTS AT 2007 ANNUAL MEETING OF SHAREHOLDERS

          A shareholder who wishes to make comments to or ask questions of the presiding officer at the 2007 Annual Meeting of Shareholders on April 17, 2007, shall submit in writing the comments or questions no later than April 9, 2007 to: First Farmers and Merchants Corporation, Attention: Corporate Secretary, P.O. Box 1148, Columbia, TN  38402-1148.  Management reserves the right to edit or exclude any such comments or question in the interests of relevance, appropriateness, and time.  A written communication of any such editing or exclusion shall be sent to the shareholder before the Annual Meeting.

ANNUAL REPORTS

            The Corporation's annual report to shareholders for the calendar year 2006 is enclosed, but is not intended to be part of this Proxy Statement.

            COPIES OF THE CORPORATION'S ANNUAL REPORT FILED ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE MAILED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST MADE TO:  PATRICIA P. MOODY, ASSISTANT TREASURER, FIRST FARMERS AND MERCHANTS CORPORATION, P. O. BOX 1148, COLUMBIA, TENNESSEE 38402-1148.

                                                                                    By the order of the Board of Directors,

                                                                                    Martha M. McKennon

                                                                                    Secretary

   FIRST FARMERS AND MERCHANTS CORPORATION

816 South Garden Street, P. O. Box 1148

Columbia, Tennessee  38402-1148

PROXY

KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned Shareholder of First Farmers and Merchants Corporation of Columbia, Tennessee (the "Corporation"), do nominate, constitute, and appoint Edward A. Cox, Bettye Cornwell, and Alvin Moore, or either of them with full power to act alone, my true and lawful representative with respect to all shares of Common Stock of the Corporation that I would be entitled to vote at the Annual Meeting of Shareholders to be held on April 17, 2007, at 4:00 p.m., Central Daylight Standard Time, at the Cherry Theater, Waymon L. Hickman Building, Columbia State Community College, or any adjournment thereof, with all the powers that I would possess if personally present, as follows:

1.       Election of the following 16 nominees as directors of the Corporation:

[  ]  FOR all nominees listed

[  ]  AGAINST all nominees listed

[  ]  MIXED VOTE - TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE LISTED ABOVE OR STRIKE OUT THE NOMINEE'S NAME.  In favor of those nominees not marked.

2.      At their discretion, Edward A. Cox, Bettye Cornwell and/or Alvin Moore are authorized to vote upon such other business as may properly come before the meeting.

         Management presently knows of no other business to be presented by or on behalf of its management at the meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTORS NOMINATED.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE.

         When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee, or guardian, please give full title.  If there is more than one trustee, all should sign.  All joint owners must sign.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Dated the __________ day of __________, 2007

                                                                                    _________________________________________

                                                                                    _________________________________________

                                                                                                (Signature of Shareholder)

No. of Shares ______________ PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY POMPTLY.

_________I will attend the meeting/reception.                     _________ Number attending

_________I will not attend the meeting/reception.